EXHIBIT 9(b)

BROWN & WOOD LLP

ONE WORLD TRADE CENTER
NEW YORK, N.Y. 10048-0557

TELEPHONE: 212-839-5300
FACSIMILE: 212-839-5599

October 27, 1999

Merrill Lynch Federal Securities Trust
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Ladies and Gentlemen:

We consent to the filing in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A (File Nos. 2-92366 and 811-4077) of our opinion dated August 20, 1984 filed on August 21, 1984 as an Exhibit to Pre-Effective Amendment No.1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

Very truly yours, /s/ BROWN & WOOD LLP ———————————— BROWN & WOOD LLP